UNIT PURCHASE AGREEMENT

This is a Unit Purchase Agreement (this “Agreement”), dated as of May __, 2010, by and among Atwood Minerals & Mining Corp, a Nevada corporation (the “Company”), and certain other persons (each such person, a “Purchaser” and collectively, the “Purchasers”) listed on Exhibit A attached hereto, as Exhibit A may be amended from time to time (as defined in Section 2 below).

Pursuant to this Agreement:

(i)
the Purchasers are purchasing up to 200 Units (as defined below) of the Company in the aggregate amount of up to Five Million Four Hundred  Thousand Dollars ($5,400,000) (the “Purchase Price”) at the Closing (as defined in Section 2 below).

(ii)
the Purchasers are purchasing Units at a Purchase Price of $27,000 per Unit, and each Unit shall consist of (a) one hundred eighty thousand (180,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”); (b) a Series A Warrant  (the “Series A Warrants”) to purchase ninety thousand (90,000) shares of Common Stock having the rights and in the form set forth on Exhibit B hereto; and (c) a Series B Warrant (the “Series B Warrants”) to purchase ninety thousand (90,000) shares of Common Stock having the rights and in the form set forth on Exhibit C hereto. The Warrants (as defined below) and the Shares collectively shall sometimes be referred to herein as the “Units.”

(iii)
each Series A Warrant shall be exercisable for 90,000 shares of Common Stock, and each Series B Warrant shall be exercisable for 90,000 shares of Common Stock.  The shares of Common Stock issuable upon exercise of the Warrants shall be collectively sometimes be referred to herein as the “Warrant Shares.”

Certain capitalized terms used herein are defined in Article 7.
The parties hereby agree as follows:

1.	Purchase and Sale of Units.

1.1           Authorization of Units. On or prior to the Closing, the Company shall have authorized the sale and issuance to the Purchasers of the Shares, and the issuance of the Warrants.

1.2           Sale and Purchase of Units.

Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, that number of Units as set forth opposite such Purchaser's name on Exhibit A, as Exhibit A may be amended from time to time, at a Purchase Price of $27,000 per Unit.

1.3           Additional Offering.  The Purchasers agree that the Company shall have the right to sell up to an additional principal amount of $540,000 of the Units (the “Additional Units”) to other persons pursuant to agreements with terms and conditions substantially similar to this Agreement; provided, however, that all such Additional Units are sold on or before the Final Closing Date (as defined below).

2.	The Closing; Delivery.

2.1           The Closing. The purchase and sale of the Units, and the issuance of the Shares and Warrants, shall be consummated in a closing (the “Closing”), which is to take place at the offices of Indeglia & Carney, P.C., 1900 Main Street, Suite 300, Irvine, CA 92614, upon the satisfaction of all conditions to Closing set forth in this Agreement; provided, however, that the final closing shall occur on or before May 31, 2010 (the “Final Closing Date”).  The “Closing Date” shall be the date that subscriber funds representing the amount due the Company from the Purchase Price is transmitted by wire transfer or otherwise to or for the benefit of the Company.  Subject to the terms and conditions of this Agreement, the Company and the Purchasers, as applicable, shall deliver the documents described in Section 5.

2.2           Deliveries.  At each Closing,

2.2.1           The Purchaser shall deliver an executed completed Purchaser Signature Page.

2.2.2           The Purchaser shall deliver payment in full in the amount of the Purchase Price for each Unit purchased, which payment shall be in the form of a check or wire transfer to the trust account of the Company’s counsel, exchange of indebtedness or other securities or transfer of other consideration approved by the Company or any combination of the foregoing.  Where the Purchase Price identified on Exhibit A as a cancellation of indebtedness or exchange of other securities, payment of the Purchase Price shall be made by (i) surrendering for cancellation the original instrument evidencing such indebtedness or otherwise being offered for exchange, or (b) delivering an affidavit of loss and indemnity in a form reasonably prescribed by the Company.

2.2.3           The Company will cause to be issued to the Purchaser the (i) certificates representing the Shares issued as part of the Units purchased by the Purchaser Each such Share shall be in definitive form and registered in the name of the Purchaser, as set forth on the Purchaser Signature Page, against delivery to the Company by the Purchaser of the items set forth in paragraphs 2.2.1 and 2.2.2 above.

2.2.4           The Company will issue the Warrants issued as part of the Units purchased by the Purchaser.  Each such Warrant shall be in definitive form and registered in the name of the Purchaser, as set forth on the Purchaser Signature Page, against delivery to the Company by the Purchaser of the items set forth in paragraphs 2.2.1 and 2.2.2 above.

2.2.5           The Company shall deliver an executed completed Agreement.

2.3           Each Closing Identical.  Each Closing shall be upon substantially identical terms and conditions to those contained herein.  Each Closing may be effected on or before the Final Closing Date at the Company’s sole election until all of the Units have been sold.

2.4           Use of Proceeds. The Company agrees that the proceeds from the sale of the Units will be used for working capital and general corporate purposes.

3.           Representations and Warranties of the Company. In order to induce each Purchaser to enter into this Agreement and to purchase the Units, except as set forth in the SEC Documents (as defined in Section 3.5) the Company hereby makes such representations and warranties, as of the date of this Agreement and of the Closing, to each Purchaser as set forth below, subject in each case to such exceptions as are set forth in the attached Disclosure Schedule.

3.1           Incorporation. The Company and the Subsidiaries (as defined in Section 3.15 below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the State of Nevada (or such other applicable jurisdiction of incorporation or formation as is indicated on Schedule 3.1), and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite corporate power and authority to carry on its business as now conducted and to carry out the transactions contemplated hereby. Neither the Company nor any of the Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other charter document) or By-laws.

3.2           Capitalization.

(a)          The Company is authorized to issue 525,000,000 shares of Common Stock of which, as of, April 27, 2010, 53,306,204 shares were issued and outstanding.  Except as disclosed in Section 3.2 of the Disclosure Schedule, there are no outstanding options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock or any securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Units.

(b)          The Company has reserved the purpose of issuance upon exercise of the Warrants, a number of shares of Common Stock sufficient to cover the exercise of the Warrants.

3.3           Registration Rights. Except as set forth on Section 3.3 to the Disclosure Schedule, the Company has not granted or agreed to grant to any Person any right (including “piggy-back” and demand registration rights) to have any capital stock or other securities of the Company registered with the SEC or any other government authority.

3.4           Authorization; Lawful Issuance. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Transaction Documents shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to carry out and perform its obligations under their respective terms. The issuance, sale and delivery hereunder by the Company of the Shares, the issuance of the Warrants, and the Warrant Shares, pursuant to the terms and subject to the conditions of this Agreement, have been duly authorized by all requisite corporate action of the Company. The Shares and Warrant Shares, when issued, will be duly and validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others.

3.5           SEC Documents. The Company has furnished or has had access at the EDGAR Website of the SEC to the Purchasers true and complete copies of the following reports of the Company (collectively, the “SEC Documents”): (i) the annual report on Form 10-K for the year ended November 30, 2009; (ii) quarterly reports on Form 10-Q for the periods ended February 28, 2010 and (iii) the Company’s Current Report on Form 8-K dated April 27, 2010 (the “Current Report”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and none of the SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing.

3.6           Consents. Except for (a) the filing and effectiveness of any registration statement required to be filed by the Company under the Securities Act and (b) any required state “blue sky” law filings in connection with the transactions contemplated hereunder or under the Transaction Documents, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under, this Agreement and the Transaction Documents, and the consummation of the transactions contemplated herein and therein, have been obtained and will be effective as of the date hereof. The execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated herein and therein, and the issuance of the Shares, the Warrants and the Warrant Shares, do not require the consent or approval of the stockholders of, or any lender to, the Company.

3.7           No Conflict; Compliance With Laws.  Assuming the representations and warranties of the Purchasers in Section 4 are true and correct:

(a)           The execution, delivery and performance by the Company of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Shares, the Warrants and the Warrant Shares, do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation (or other charter documents) or By-laws of the Company or any of the Subsidiaries, (ii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time, or both) of any obligation, contract, commitment, lease, agreement, mortgage, note, bond, indenture or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which they or any of their properties or assets are bound, except in each case to the extent such breach, conflict, violation, default, termination, amendment, acceleration or cancellation does not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in a violation of any statute, law, rule, regulation, order, ordinance or restriction applicable to the Company, the Subsidiaries or any of their properties or assets, or any judgment, writ, injunction or decree of any court, judicial or quasi-judicial tribunal applicable to the Company, the Subsidiaries or any of their properties or assets.

(b)           Neither the Company nor any of the Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of the Subsidiaries), nor has the Company or any of the Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), (ii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as does not, and could not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.8           Brokers or Finders.

Except as set forth on Section 3.8 to the Disclosure Schedule, neither the Company nor any of the Subsidiaries has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or the Transaction Documents, and neither the Company nor any of the Subsidiaries has incurred, or shall incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the Transaction Documents, or any transaction contemplated hereby or thereby.

3.9           OTCBB. The Company's Common Stock is currently traded, and quoted, on the OTCBB.

3.10           Absence of Litigation. Except as set forth on Schedule 3.10 to the Disclosure Schedule, there are no pending or, to the Company's knowledge, threatened actions, suits, claims, proceedings or investigations against or involving the Company or any of the Subsidiaries except to the extent described in the SEC Documents.

3.11           No Undisclosed Liabilities; Indebtedness. Since the date of the Current Report, except as set forth on Section 3.11 to the Disclosure Schedule, the Company and the Subsidiaries have incurred no liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise, except for liabilities or obligations that, individually or in the aggregate, do not or would not have a Material Adverse Effect and other than liabilities and obligations arising in the ordinary course of business. Except for indebtedness reflected in the SEC Reports, the Company has no indebtedness outstanding as of the date hereof. The Company is not in default with respect to any outstanding indebtedness or any instrument relating thereto.

3.12           Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all real and personal property owned by it that is material to the business of the Company or such Subsidiaries, in each case free and clear of all liens and encumbrances, except those, if any, reflected in the SEC Reports or Section 3.12 of the Disclosure Schedule or incurred in the ordinary course of business consistent with past practice. Any real property and facilities held under lease by the Company or the Subsidiaries are held by it or them under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and other equitable remedies) with which the Company and the Subsidiaries are in compliance in all material respects.

3.13           Labor Relations. No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees or consultants of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.14           Intellectual Property. The Company is the sole and exclusive owner of, or has the exclusive right to use, all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands, copyrights (whether or not registered and, if applicable, including pending applications for registration) and other proprietary rights or information, owned or used by the Company (collectively, the “Rights”), and in and to each material invention, software, trade secret, and technology used by the Company or any of the Subsidiaries (the Rights and such other items, the “Intellectual Property”), and, to the Company's knowledge, the Company owns and has the right to use the same, free and clear of any claim or conflict with the rights of others (subject to the provisions of any applicable license agreement). Except as set forth on Schedule 3.14 to the Disclosure Schedule, there have been no written claims made against the Company or any of the Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the Company's knowledge, there are no reasonable grounds for any such claims.

3.15           Subsidiaries; Joint Ventures. Except for the subsidiaries listed on Schedule 3.15 to the Disclosure Schedule (the “Subsidiaries”), the Company has no subsidiaries and (i) does not otherwise own or control, directly or indirectly, any other Person and (ii) does not hold equity interests, directly or indirectly, in any other Person. Except as described in the SEC Documents, the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.

3.16           Private Placement; Communications with Purchasers.  Neither the Company nor any person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Shares, the Warrants or the Warrant Shares by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the sale or issuance of the Shares, the Warrants or the Warrant Shares as contemplated hereby or (ii) cause the offering or issuance of the Shares, the Warrants or the Warrant Shares pursuant to this Agreement or any of the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions. None of the Company or any of the Subsidiaries is, or is an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. None of the Company or any of the Subsidiaries is a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980. No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Shares, the Warrants or the Warrant Shares other than the possible filing of Form D with the SEC. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement or the registration rights agreement (if applicable), other than as specified in this Agreement or the registration rights agreement (if applicable).

3.17           Transactions with Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.18           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

3.19           Internal Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorizations, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company is otherwise in compliance with the Securities Act, the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Company, including such rules and regulations to implement the Sarbanes-Oxley Act of 2002, as amended.

3.20           Disclosure. Neither the Company nor, to the Company's knowledge, any other Person acting on its behalf and at the direction of the Company, has provided to any Purchaser or its agents or counsel any information that in the Company's reasonable judgment, at the time such information was furnished, constitutes material, non-public information, except such information as may have been disclosed to certain Board members, who are affiliated with certain Purchasers, in their capacity as directors of the Company. The Company understands and confirms that each Purchaser will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the Transaction Documents, and in the securities of the Company after the Closing. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on behalf of the Company, taken as a whole is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or the Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

4.           Representations and Warranties of the Purchasers. Each Purchaser hereby severally and not jointly, represents and warrants to the Company, as to itself only, as follows:

4.1           Accreditation and Sophistication. The Purchaser is an “accredited investor” as defined in Rule 50 1(a) promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement and the Transaction Documents. The representations made by the Purchaser on the Purchaser Signature Page are true and correct.

4.2           Foreign Investors. If the Purchaser is not a United States Person (as defined by Section 770 1(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement or the Transaction Documents, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

4.3           Organization, Good Standing and Power. The Purchaser, if not an individual, is validly existing and in good standing under the laws of the State in which it is organized or formed and it has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Purchaser has the requisite power and authority to enter into and perform this Agreement and the Transaction Documents and to purchase the Units in accordance with the terms thereof. The execution, delivery and performance of this Agreement and the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action, and no further consent or authorization of the Purchaser is required. This Agreement has been duly executed and delivered by the Purchaser and constitutes, or shall constitute when duly executed and delivered by all parties thereto, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Purchaser represents that it has not been organized, reorganized or otherwise formed for the purpose of investing in the Company.

4.4           Ability to Bear Risk. The Purchaser’s financial condition is such that it is able to bear all economic risks of investment in the Securities, including a complete loss of its investment therein. The Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company.

4.5           Investment Intent. This Agreement is made with such Purchasers in reliance upon such Purchaser’s representation to the Company, which by such Purchaser’s execution to this Agreement, such Purchaser hereby confirms that it is acquiring the Shares, and the Warrant and the Warrant Shares into which such Warrant may be exercised (collectively, the “Securities”), solely for its own account and not as a nominee or agent, for investment purposes, with no present intention of, and not for the purpose of, distributing or reselling any of the Securities, or any interest therein in violation of applicable securities laws.

4.6           Disclosure of Company Information. The Purchaser has received and read all information it has deemed necessary or appropriate for purposes of considering its investment hereunder including without limitation the SEC Documents, and has had the opportunity to discuss the Company’s business with the directors, officers and management of the Company. The Purchaser has also had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this investment. The Purchaser represents that its decision to purchase the Units hereunder is in reliance solely upon its own judgment together with the advice of those advisors retained by such Purchaser, if any, and has been made without any reliance on any recommendation or endorsement of the Company or any third party with respect thereto.

4.7           Restricted Securities.

4.7.1           The Purchaser has been advised that neither the Units, the Shares, the Warrants, nor the Warrant Shares (collectively, the “Securities”) have been registered under the Securities Act or any other applicable securities laws and that Securities are being offered and sold pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, and that the Company’s reliance upon Section 4(2) and Rule 506 of Regulation D is predicated in part on the Purchaser representations as contained herein.  The Purchaser acknowledges that the Securities will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  None of the Securities may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company’s counsel, an applicable exemption from registration is available.

4.7.2           The Purchaser represents that the Purchaser is acquiring the Securities for the Purchaser’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

4.7.3           The Purchaser understands and acknowledges that the Securities, when issued, will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

4.7.4           The Purchaser acknowledges that an investment in the Securities is not liquid and is transferable only under limited conditions.  The Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the Securities.

4.8           No General Solicitation. Neither such Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

4.9           Exculpation Among Purchasers. Such Purchaser acknowledges that it is not relying upon any Person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Such Purchaser agrees that no Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Units.

4.10           Residence. If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address such Purchaser set forth on the Purchaser Signature Page; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its principal place of business is located at the address or addresses of the Purchaser set forth on the Purchaser Signature Page.

4.11           Pre-existing Relationship.  The Purchaser has a preexisting personal or business relationship with the Company, one or more of its officers, directors or controlling persons, or one of the selling agents of the Company, if any.

4.12           Purchases by Group.  Each Purchaser represents, warrants and covenants that it is not acquiring the Units as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

4.13           No Governmental Review.  Each Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.14           Correctness of Representations.  Each Purchaser represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Purchaser otherwise notifies the Company prior to each Closing Date, shall be true and correct as of each Closing Date.

4.15           Survival.  The foregoing representations and warranties shall survive the Closing Date until two years after the Closing Date.

5.	Conditions to Closing.

5.1           Conditions Precedent to the Closing. The obligations of the Purchasers to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)           The representations and warranties of the Company, as contained in Section 3 hereof, shall be true and correct in all material respects on and as of the Closing.

(b)           The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it, on or before the Closing, and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein. All actions necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby, as applicable to the Company, shall have been taken, including, without limitation, the issuance of the Units, the issuance of the Shares and issuance of the Warrant Shares upon exercise of the Warrants.

(c)           All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

(d)           All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers (or their counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.2           Conditions of the Company’s Obligations at the Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing in which such Purchaser is participating, of each of the following conditions, unless otherwise waived:

(a)           The representations and warranties of each Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the Closing.

(b)           All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing, including payment of the Purchase Price, shall have been performed or complied with in all material respects.

(c)           All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

6.	Certain Covenants and Agreements.

6.1           Transfer of Securities. Each Purchaser agrees severally (as to itself only) and not jointly that it shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Shares, the Warrants or the Warrant Shares, except (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of either an opinion of counsel of such Purchaser reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws or a representation letter of such Purchaser reasonably satisfactory to the Company setting forth a factual basis for concluding that such proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the shares of Common Stock in violation of this Section 6.1 shall be void. The Company shall not register any transfer of the shares of Common Stock in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2           Right of First Refusal.                                                       The Company hereby agrees that during the period commencing on the date hereof and ending 6 months after the Final Closing Date, the Purchasers shall have a right of first refusal in any financing undertaken by the Company during such period (a “Subsequent Financing”). The Company shall provide to the Purchasers a written summary of each Subsequent Financing at least 10 days in advance (“Financing Notice”) of the proposed closing date of the Subsequent Financing, including the proposed terms of the securities to be issued and purchase price, the anticipated capitalization of the Company following the Subsequent Financing and the proposed closing of such Subsequent Financing. The Purchasers shall have 10 days from the date of mailing by the Company (by first class mail) of the Financing Notice to advise the Company in writing to accept or reject all or a portion of the Subsequent Financing.  Notwithstanding the foregoing, it is understood and agreed that a Subsequent Financing shall not be deemed to include: (i) Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock plan or other compensation arrangement (including upon exercise of options or warrants) approved by the Board of Directors of the Company; (ii) securities issued or issuable upon exercise of the Warrants; (iii) capital stock, debt instruments convertible into capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers, purchases, corporate partnering agreements, consulting agreements, joint ventures or similar transactions, the terms of which are approved by the Board of Directors of the Company, (v) securities issued in connection with bank or similar credit facility or debt for receivables or (v) Common Stock or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of May 13, 2010.

6.3           Publicity. Except to the extent required by applicable laws, rules, regulations or stock exchange requirements, neither (i) the Company, the Subsidiaries or any of their Affiliates nor (ii) any Purchaser or any of its Affiliates shall, without the written consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In no event will either (i) the Company, the Subsidiaries or any of their Affiliates or (ii) any Purchaser or any of its Affiliates make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement without consulting with the other party, to the extent feasible, as to the content of such public announcement or press release.

6.4           Required Approvals. As promptly as practicable after the date of this Agreement, the Company shall make, or cause to be made, all filings with any governmental or administrative agency or any other Person necessary to consummate the transactions contemplated hereby.

6.5           Form 8-K. The Company shall file a Current Report on Form 8-K describing the transactions consummated under this Agreement not later than the fourth business day after each Closing Date.

7.	Definitions.

(a)          “Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144 (as defined below) and in all cases including, without limitation, any Person that serves as a general partner and/or investment adviser or in a similar capacity of a Person.

(b)           “Board” means the board of directors of the Company.

(c)           “Closing” has the meaning set forth in Section 2.

(d)           “Closing Date” has the meaning set forth in Section 2.

(e)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(f)           “Majority Holders” means the holders of at least the majority of the Shares issued hereunder still outstanding.

(g)           “Material Adverse Effect” means any event, occurrence or development that has had, or that could reasonably be expected to have, individually or in the aggregate with other events, occurrences or developments, a material adverse effect on the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects or condition (financial or otherwise) of the Company.

(h)           “OTCBB” means Over-the-Counter Bulletin Board.

(i)           “Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

(j)            “Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

(k)           “SEC” means the Securities and Exchange Commission.

(l)           “Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

(m)           “Series A Warrant” means the Company’s Series A Warrant.

(n)           “Series B Warrant” means the Company’s Series B Warrant.

(o)           “Transaction Documents” means, collectively, this Agreement, the and the Warrants.

(p)           “Warrants” means the Series A Warrants and the Series B Warrants.

(q)           “Warrant Shares” means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

8.	Miscellaneous Provisions.

8.1           Amendments, Consents, Waivers, Etc.

(a)           This Agreement or any provision hereof may be amended or terminated by the agreement of the Company and the Majority Holders, and the observance of any provision of this Agreement that is for the benefit of the Purchasers may be waived (either generally or in a particular instance, and either retroactively or prospectively), and any consent, approval, or other action to be given or taken by the Purchaser pursuant to this Agreement may be given or taken by the written consent of the Majority Holders; provided that (i) any Person may in writing waive, as to itself only, the benefits of any provision of this Agreement; (ii) unanimous consent of all of the Purchasers shall be required to (1) waive any closing condition to this Agreement; (2) amend this Agreement, and (3) amend this Section 8(a)(ii); (iii) the Warrants may not be amended without the consent of the majority of the holders of the Warrants then issued hereunder; and (iv) this Section 8.1 (a)(iv) may not be waived or amended without the affirmative waiver or consent of the Majority Holders.

(b)           No course of dealing between the Company and any Purchaser will operate as a waiver of the Company’s or any Purchaser’s rights under this Agreement. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any Person in exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

8.2           Notices. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that provides evidence of delivery and guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 8.2):

(a)	If to the Company:

Atwood Minerals & Mining Corp.
63 Main Street, #202
Flemington, New Jersey 08822
Telephone: (908) 968-0838
Fax: (908) 934-9253
Attention: Chief Financial Officer

With a copy to:

Indeglia & Carney, P.C.
1900 Main Street, Suite 300
Irvine, CA 92614
Telephone:  (949) 861-3321
Fax: (949) 861-3324
Attention:  Marc A. Indeglia, Esq.

(b)           If to any Holder, to the address of such Holder as set forth on the written records of the Company.

with a copy sent at the same time and by the same means to:

8.3           Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart. Each party hereto will receive by delivery or facsimile transmission a duplicate original of this Agreement executed by each party, and each party agrees that the delivery of this Agreement by facsimile transmission will be deemed to be an original of this Agreement so transmitted.

8.4           Legal Fees.  Intentionally Left Blank

8.5           Captions. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

8.6           Binding Effect and Benefits. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Purchaser’s benefit will inure to the benefit of all permitted transferees of the Securities, and the applicable provisions of this Agreement that bind the Purchaser will bind all transferees of the Securities. Nothing in this Agreement is intended to or will confer any rights or remedies on any Person other than the parties hereto, permitted transferees of the Securities, and their respective successors and permitted assigns.

8.7           Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

8.8           Further Assurances. From time to time on and after the date hereof, the parties hereto will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as any of the other parties hereto may reasonably request in order to more effectively effect or confirm the transactions contemplated by the Transaction Documents and to carry out the purposes hereof and thereof. In connection with future financings of the Company, the Company hereby agrees to consider reasonable requests from the investors in such financings for any amendments to the Transaction Documents.

8.9           Severability. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

8.10           Equitable Relief. Each of the parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

8.11           Entire Agreement. This Agreement and the Transaction Documents together with any annexes, exhibits and Disclosure Schedules hereto and thereto, contain the entire understanding and agreement among the parties, or between or among any of them, and supersede any prior or contemporaneous understandings or agreements between or among any of them, with respect to the subject matter hereof, including any term sheet or letter of intent relating to the transactions contemplated hereby and thereby. No representations or warranties by the Company are made, or shall be deemed to have been made, at any time or in any manner, whether written or oral, other than such representations and warranties as expressly set forth in this Agreement and the Security Agreement.

8.12           Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of California (without reference to principles of conflicts or choice of law that would result in the application of laws of another jurisdiction). The parties hereto hereby irrevocably submit to the co-exclusive jurisdiction of any state or federal court sitting in the County of Orange in the State of California, as the case may be, over any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect to such action or proceeding may be heard and determined in such state or federal court. The parties agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.13           Waiver of Jury Trial. Each party hereto expressly waives its rights to a jury trial with respect to any action or claim arising out of any dispute in connection with, or contemplated by, this Agreement.

8.14           Waiver of Certain Damages. Each party to this Agreement, to the fullest extent permitted by law, irrevocably waives any rights that they may have to incidental, consequential or special (including punitive or multiple) amages or any equitable equivalent thereof or substitute therefor based upon, or arising out of, this Agreement or any course of conduct, course of dealing, statements or actions of any of them relating thereto.

8.15           Disclosure Schedule. For purposes of this Agreement, with respect to any matter that is clearly disclosed in any portion of the Disclosure Schedule in such a way as to make its relevance to the information called for by another Section of this Agreement readily apparent, such matter shall be deemed to have been included in the Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto.

8.16           Construction. The language used in this Agreement and the Transaction Documents will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Executed and delivered as an agreement under seal as of the date first above written.

COMPANY:	ATWOOD MINERALS & MINING CORP.

By:
Name:
Title:

[the remainder of this page intentionally left blank]

PURCHASER SIGNATURE PAGE

The undersigned Purchaser has read the Securities Purchase Agreement dated as of May __, 2010 and acknowledges that execution of this Purchaser Signature Page shall constitute the undersigned’s execution of such agreement.

I hereby subscribe for an aggregate of _________ Units at $27,000 per Unit and hereby deliver good funds with respect to this subscription for the Units.

I am a resident of the State of _______________________________________________.

Please print above the exact name(s) in which the Units are to be held

My address is:

I acknowledge that the offering of the Units is subject to the Federal securities laws of the United States and state securities laws of those states in which the Shares are offered, and that, pursuant to the U.S. Federal securities laws and state securities laws, the Units may be purchased by persons who come within the definition of an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”).

By initialing one of the categories below, I represent and warrant that I come within the category so initialed and have truthfully set forth the factual basis or reason I come within that category.  All information in response to this paragraph will be kept strictly confidential.  I agree to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

NOTE:  You must either initial that at least ONE category.

Individual Purchaser:
(A Subscriber who is an individual may initial either Category I, II, or III)

Category I	____I am a director or executive officer of the Company.

Category II	____I am an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with my spouse, presently exceeds $1,000,000.

Explanation.  In calculation of net worth, you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stocks and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category III
____I am an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in 2002 and 2003, or joint income with my spouse in excess of $300,000 in 2002 and 2003, and I have a reasonable expectation of reaching the same income level in 2004.

Entity Purchasers:

(A Purchaser which is a corporation, limited liability company, partnership, trust, or other entity may initial either Category IV, V, VI, VII or VIII)

Category IV
____The Purchaser is an entity in which all of the equity owners are “Accredited Investors” as defined in Rule 501(a) of Regulation D.  If relying upon this category alone, each equity owner must complete a separate copy of this Agreement.

_____________________________________________________

_____________________________________________________

_____________________________________________________
(describe entity)

Category V
____The Purchaser is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a “Sophisticated Person” as described in Rule 506(b)(2)(ii) of Regulation D.

Category VI
____The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

_____________________________________________________

_____________________________________________________

_____________________________________________________
(describe entity)

Category VII	____The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
_____________________________________________________

_____________________________________________________

_____________________________________________________
(describe entity)

Executed this _____ day of ____________, 2010at ____________________, ________________.

SIGNATURES

INDIVIDUAL

Name

Signature (Individual)	Street address

Address to Which Correspondence Should be Directed

Signature (All record holders should sign)	City, State and Zip Code

Name(s) Typed or Printed	Tax Identification or Social Security Number
( )
Telephone Number

Name(s) Typed or Printed (All recorded holders should sign)

CORPORATION, PARTNERSHIP, TRUST ENTITY OR OTHER

Address to Which Correspondence Should be
Name of Entity	Directed:

Type of Entity (i.e., corporation, partnership, etc.)	Street Address

By:
*Signature	Tax Identification or Social Security Number

State of Formation of Entity	City, State and Zip Code

Name Typed or Printed

Its:	( )
Title	Telephone Number

*If Units are being subscribed for by an entity, the Certificate of Signatory must also be completed.

CERTIFICATE OF SIGNATORY

To be completed if Units are being subscribed for by an entity.

I,__________________________________, am the ___________________________ of                                                     . (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Securities Purchase Agreement and to purchase and hold the Units.  The Unit Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have hereto set my hand this ______ day of ____________, 2010.

Signature

EXHIBIT A TO
UNIT PURCHASE AGREEMENT

SCHEDULE OF PURCHASERS
TO UNIT PURCHASE AGREEMENT

Purchasers of Units
Purchaser	Amount of Units	Amount of Shares	Amount of Series A Warrant Shares	Amount of Series B Warrant Shares	Debt/Securities to be Surrendered or Exchanged	Total Purchase Price ($)

EXHIBIT B TO
UNIT PURCHASE AGREEMENT

FORM OF SERIES A WARRANT

EXHIBIT E TO
UNIT PURCHASE AGREEMENT

FORM OF SERIES B WARRANT